Exhibit 99.1

Popular, Inc. Announces Fourth Quarter 2023 Financial Results

•

Net income of $94.6 million in Q4 2023, compared to net income of $136.6 million in Q3 2023; excluding the $45.3 million after-tax impact during the fourth quarter of the FDIC Special Assessment (defined below), adjusted net income was $139.9 million.

•

Net income of $541.3 million for the year 2023, compared to net income of $1.1 billion for the year 2022. Excluding the effects of the FDIC Special Assessment, the adjusted net income for the year 2023 was $586.6 million, compared to an adjusted net income of $807.8 million for the year 2022, excluding the effects of the partial release of $68.2 million of the deferred tax asset valuation allowance and the $226.6 million impact of the completed Evertec Transactions and related accounting adjustments, in which the Corporation acquired certain critical channels from Evertec, Inc. (“Evertec”) and completed the sale of its shares of Evertec.

•	Net interest income amounted to $534.2 million, flat compared to Q3 2023.

•	Net interest margin of 3.08% in Q4 2023, compared to 3.07% in Q3 2023; net interest margin on a taxable equivalent basis of 3.26% in Q4 2023, compared to 3.24% in Q3 2023.

•	Non-interest income of $168.7 million, an increase of $9.2 million compared to Q3 2023.

•

Operating expenses amounted to $531.1 million, including the before-tax $71.4 million FDIC Special Assessment; an increase of $65.2 million compared to Q3 2023. Excluding the FDIC Special Assessment, operating expenses decreased by $6.2 million.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $3.9 million from Q3 2023; NPLs to loans ratio at 1.0% vs. 1.1% in Q3 2023;

•	Net charge-offs (“NCOs”) increased by $24.3 million from Q3 2023; annualized NCOs at 0.66% of average loans held-in-portfolio vs. 0.39% in Q3 2023;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.08% vs. 2.09% in Q3 2023; and

•	ACL to NPLs at 204.0% vs. 196.7% in Q3 2023.

•	Loans ending balances increased by $1.0 billion and by $1.0 billion in average quarterly balances, from Q3 2023.

•	Ending deposit balances increased by $280.6 million while average quarterly balances increased by $285.9 million, from Q3 2023.

•	Common Equity Tier 1 ratio of 16.30%, Common Equity per Share of $71.03 and Tangible Book Value per Share of $59.74 at December 31, 2023.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $94.6 million for the quarter ended December 31, 2023, compared to net income of $136.6 million for the quarter ended September 30, 2023. Excluding the impact during the fourth quarter of the FDIC Special Assessment, adjusted net income was $139.9 million.

Ignacio Alvarez, President and Chief Executive Officer, said: “We delivered solid fourth quarter and year-end results and entered 2024 with strong momentum. Notwithstanding the interest rate environment and the disruptions in the banking market early in the year, we were able to maintain stable net interest income as we grew loans by approximately $1 billion during the quarter and a total of $3 billion for the full year.

We continued to experience strong client activity during the year, growing our customer base in Puerto Rico by 34,000 reflecting the continued strength of the local economy and our diversified product offerings. Excluding the gain from the Evertec transaction in 2022, we grew non-interest income by $11 million. While we saw some credit normalization in our consumer portfolios, credit quality remained strong. We were also able to manage our operating expenses at the same time we continued to invest in our transformation efforts.

Our CET1 ratio at year-end was 16.3% and our tangible equity increased by 33%, or $14.77 per share. Our strong liquidity and capital ratios position us well to continue to support responsible growth in 2024.

I would like to express my gratitude and appreciation to our employees for all their hard work and dedication during the year. While conscious that we are living in a period of great uncertainty, the outlook for the macroenvironment in Puerto Rico remains positive and we look forward to 2024 with optimism.”

Significant Events

FDIC Special Assessment

On November 16, 2023, the Federal Deposit Insurance Corporation (“FDIC”) approved a final rule that imposes a special assessment (the “FDIC Special Assessment”) to recover the losses to the deposit insurance fund (“DIF”) resulting from the FDIC’s use, in March 2023, of the systemic risk exception to the least-cost resolution test under the Federal Deposit Insurance Act in connection with the receiverships of several failed banks.

Under the final rule, the assessment base for the special assessment is equal to an insured depository institution’s (“IDI”) estimated uninsured deposits, as reported in the IDI’s December 31, 2022 Call Report, excluding the first $5 billion in estimated uninsured deposits. For a holding company that has more than one IDI subsidiary, such as Popular, the $5 billion exclusion is allocated among the company’s IDI subsidiaries in proportion to each IDI’s estimated uninsured deposits. The special assessments would be collected at an annual rate of approximately 13.4 basis points per year (3.35 basis points per quarter) over eight quarters in 2024 and 2025, with the first assessment period beginning January 1, 2024. In their December 31, 2022 Call Reports, Banco Popular de Puerto Rico (“BPPR”) and Popular Bank (“PB”) reported estimated uninsured deposits of approximately $28.1 billion, including $16.2 billion in fully collateralized public sector deposits, and $3.5 billion, respectively. The Corporation recorded an expense of $71.4 million, $45.3 million net of tax, in the fourth quarter of 2023, representing the full amount of the assessment.

Increase in quarterly common stock dividends

During the fourth quarter of 2023, the Corporation declared a quarterly common stock cash dividend of $0.62 per share, an increase of $0.07, or 13%, compared to the $0.55 per share declared by the Corporation in the third quarter of 2023.

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-23	30-Sep-23	31-Dec-22	31-Dec-23	31-Dec-22
Net interest income	$534,180	$534,020	$559,566	$2,131,524	$2,167,359
Provision for credit losses	78,663	45,117	49,531	208,609	83,030

Net interest income after provision for credit losses	455,517	488,903	510,035	1,922,915	2,084,329
Other non-interest income	168,743	159,549	158,465	650,724	897,062
Operating expenses	531,145	465,984	461,708	1,898,100	1,746,420

Income before income tax	93,115	182,468	206,792	675,539	1,234,971
Income tax (benefit) expense	(1,479)	45,859	(50,347)	134,197	132,330

Net income	$94,594	$136,609	$257,139	$541,342	$1,102,641

Net income applicable to common stock	$94,241	$136,256	$256,786	$539,930	$1,101,229

Net income per common share-basic	$1.31	$1.90	$3.56	$7.53	$14.65

Net income per common share-diluted	$1.31	$1.90	$3.56	$7.52	$14.63

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D and E for the quarter ended December 31, 2023 and comparable quarters September 30, 2023 and December 31, 2022, respectively, and Table F for the year ended December 31, 2023 and 2022. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income for the quarter ended December 31, 2023 was $534.2 million, flat when compared to $534.0 million in the previous quarter. Net interest income on a taxable equivalent basis for the fourth quarter of 2023 was $564.8 million, compared to $563.7 million in the previous quarter, an increase of $1.1 million.

Net interest margin for the fourth quarter of 2023 was 3.08% compared with 3.07% in the prior quarter. On a taxable equivalent basis, net interest margin for the fourth quarter of 2023 was 3.26%, compared to 3.24% for the prior quarter. The main quarter over quarter variances in net interest income on a taxable equivalent basis were:

•

Higher interest income from loans by $32.4 million resulting from an increase in average loans by $995 million, reflecting increases in BPPR and PB of $729 million and $266 million, respectively. All major loan categories in BPPR increased, while at PB the increase was mainly in the commercial and construction portfolios. Loan originations in a higher interest rate environment and the repricing of adjustable-rate loans resulted in a higher yield on loans by 17 basis points. All loan categories resulted in a higher yield quarter over quarter;

partially offset by:

•

Lower interest income from investment securities, trading and money market investments by $8.7 million driven mainly by lower volume of U.S. Treasury Securities, partially offset by stable volume of money market investments at a higher yield by seven basis points. The increase in the yield of money market investments is driven by the full quarter effect of the 25 basis points increase in market rates that occurred at the end of July; and

•

Higher interest expense on deposits by $25.1 million, mainly from the increase in cost of Puerto Rico government deposits by 34 basis points, or $10.3 million, and a higher volume and cost of PB interest bearing deposits by $555 million and 34 basis points, respectively, or $12.6 million.

Net interest income for the BPPR segment amounted to $454.9 million for the fourth quarter of 2023, an increase of $1.0 million when compared to $453.9 million in net interest income during the third quarter of 2023. Net interest margin for the BPPR segment increased five basis points to 3.19% compared to 3.14% in the third quarter of 2023. The increase in net interest margin reflects a higher volume of loans by $729 million across all loan categories, except construction loans, partially offset by a lower volume of investment securities, trading and money market investments by $1.6 billion driven by a decrease in deposits of $1.0 billion and a higher cost of deposits, mainly Puerto Rico government deposits. Earning assets yield improved 14 basis points from 4.74% to 4.88% in Q4 2023. The cost of interest-bearing deposits increased by 16 basis points to 2.41% from 2.25% the previous quarter. The increase in the cost of deposits mainly resulted from the repricing of public funds. Total deposit cost in the fourth quarter of 2023 was 1.79%, compared to 1.68% in the third quarter of 2023, an increase of 11 basis points.

Net interest income for PB was $85.6 million for the quarter ended December 31, 2023, a decrease of $1.8 million when compared to $87.4 million during the previous quarter. Net interest margin decreased by 18 basis points in the quarter to 2.72%, compared to 2.90% in the third quarter of 2023. The decrease in net interest margin was mostly driven by a higher cost of deposits, partially offset by a higher volume of loans and the repricing of adjustable-rate loans in the current interest rate environment. The cost of interest-bearing deposits was 3.66%, compared to 3.31% for the third quarter, or an increase of 34 basis points, while total deposit cost was 3.17%, compared to 2.84% in the previous quarter.

Non-interest income

Non-interest income amounted to $168.7 million for the fourth quarter of 2023, an increase of $9.2 million when compared to $159.5 million for the quarter ended September 30, 2023. The variance in non-interest income was driven primarily by:

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a favorable variance in the fair value adjustment of equity securities by $3.6 million, mainly related to securities held for deferred benefit plans, which have an offsetting effect in personnel costs;

•

higher other service fees by $3.3 million due to an increase in contingent insurance commissions that are typically received during the fourth quarter and higher debit and credit card fees due to higher transactional volumes; and

•	a favorable variance in the adjustment for indemnity reserve on loans previously sold of $2.5 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the fourth quarter of 2023 totaled $531.1 million, including higher FDIC deposit insurance expense by $72.5 million due to the impact of the FDIC Special Assessment, an increase of $65.2 million when compared to the third quarter of 2023. Excluding the effect of the FDIC Special Assessment, total expenses for the fourth quarter of 2023 were $459.7 million, compared to $466.0 million in the previous quarter. During the fourth quarter of 2023, the Corporation incurred approximately $4.8 million in costs related to its technological and business process transformation initiative, compared to $3.8 million in the previous quarter, mainly in professional services and personnel costs. During the year 2023, the Corporation incurred approximately $21.5 million in transformation related costs, compared to $24.6 million incurred during the second half of the year 2022. The other variances in operating expenses for the quarter were driven primarily by:

•	higher other taxes expense by $6.0 million mainly due to an accrual reversal of $8.2 million during the third quarter of 2023 related to regulatory examination fees in BPPR;

•

higher business promotion expense by $4.8 million mainly due to $5.4 million of seasonal projects and higher donations granted during the quarter; partially offset by lower customer rewards programs expense in our credit card business by $2.0 million;

•

higher other operating expenses by $3.9 million mainly due to $1.4 million in higher sundry losses and an unfavorable variance of $1.1 million in net gains/losses recognized on the sale of foreclosed auto units;

•	higher technology and software expenses by $3.8 million mainly due to higher IT professional fees and network management expenses due to various ongoing technology projects; and

•	higher net occupancy expense by $2.2 million mainly due to an increase in buildings’ repairs and maintenance costs;

partially offset by:

•

a non-cash goodwill impairment of $23.0 million recorded during the previous quarter in our U.S. based equipment leasing subsidiary due to lower forecasted cash flows and an increase in the rate used to discount cash flows; and

•

lower processing and transactional services expense by $8.4 million mainly due to lower credit card processing expenses by $7.1 million as a result of annual volume growth incentives recognized during the quarter;

Full-time equivalent employees were 9,088 as of December 31, 2023, compared to 9,063 as of September 30, 2023.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended December 31, 2023, the Corporation recorded an income tax benefit of $1.5 million, compared to an income tax expense of $45.9 million for the previous quarter. The positive variance of $47.4 million is mostly attributed to a lower income before tax of $89.4 million, primarily due to the FDIC Special Assessment; the remaining variance is related to tax credits, higher exempt income, and other adjustments recorded during this quarter. The effective tax rate (“ETR”) for the 2023 fourth quarter was (1.6)%, compared to 25.1% for the third quarter. Excluding the impact of the FDIC Special Assessment, the ETR for the fourth quarter was 15.0%, compared to 25.1% for the third quarter.

The Corporation’s ETR for the year 2023 was 19.9%; excluding the FDIC Special Assessment, the ETR was 21.5%. The ETR of the Corporation is impacted by the composition and source of its taxable income. The Corporation expects its ETR for the year 2024 to be within a range from 19% to 23%.

Credit Quality

During the fourth quarter of 2023, the Corporation continued to reflect credit quality normalization. Non-performing loans (“NPLs”) and net charge offs (“NCOs”) continued below historical pre-pandemic averages. Consumer portfolios, however, reflected certain credit quality deterioration, particularly the personal loans and credit cards portfolios, with delinquencies and NCOs near or exceeding pre-pandemic levels. The auto loans portfolio also showed credit normalization, however, metrics remained below pre-pandemic levels. The commercial and mortgage portfolios continue to operate with historically low levels of NCOs and NPLs. We continue to closely monitor changes in the macroeconomic environment and on borrower performance given higher interest rates and inflationary pressures. However, management believes that the improvements over recent years in risk management practices and the risk profile of the Corporation’s loan portfolios position Popular to continue to operate successfully under the current environment.

The following presents credit quality results for the fourth quarter of 2023:

•

At December 31, 2023, total NPLs held-in-portfolio decreased by $3.9 million from September 30, 2023. BPPR’s NPLs decreased by $5.1 million, mostly driven by lower mortgage NPLs by $12.3 million, in part offset by higher consumer NPLs by $4.9 million. The commercial NPLs remained flat quarter-over-quarter, the result of an $17.9 million relationship inflow, offset by a $5.3 million collateral dependent loan transferred to OREO, $6.4 million in loans returning to accrual status and $5.1 million in charge-offs. PB’s NPLs remained flat quarter-over-quarter. At December 31, 2023, the ratio of NPLs to total loans held-in-portfolio was 1.0%, compared to 1.1% in the third quarter of 2023.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $17.7 million quarter-over-quarter. In BPPR, total inflows increased by $15.0 million due to higher commercial inflows by $19.3 million driven by the abovementioned $17.9 million single relationship, in part offset by lower mortgage inflows by $4.3 million. PB inflows increased by $2.7 million, driven by higher commercial inflows.

•

NCOs amounted to $56.9 million, increasing by $24.3 million when compared to the third quarter of 2023. BPPR’s NCOs increased by $26.3 million quarter-over-quarter, mainly driven by higher commercial and consumer NCOs by $14.4 million and $11.2 million, respectively. The commercial NCO increase was mainly the result of a $10.8 million recovery from a loan pay-off in the previous quarter, coupled with charge-offs on valuations of collateral dependent loans during the fourth quarter of 2023. The consumer NCO increase was mainly driven by higher auto loans, personal loans and credit cards NCOs by $5.9 million, $3.1 million and $2.2 million, respectively. PB’s NCOs decreased by $2.0 million quarter-over-quarter, mainly driven by lower commercial NCOs. During the fourth quarter of 2023, the Corporation’s ratio of annualized NCOs to average loans held-in-portfolio was 0.66%, compared to 0.39% in the third quarter of 2023. Refer to Table N for further information on NCOs and related ratios.

•

At December 31, 2023, the allowance for credit losses (“ACL”) increased by $18.3 million from the third quarter of 2023 to $729.3 million. In BPPR the ACL increased by $15.3 million, primarily driven by a $10.0 million specific reserve for the $17.9 million new NPL mentioned above, loan growth and higher reserves for the consumer portfolios attributable to changing credit quality. In PB the ACL increased by $2.9 million from the previous quarter, mainly driven by higher reserves for the commercial portfolio due to changes in ratings.

•

The ACL incorporated updated macroeconomic scenarios for Puerto Rico and the United States. Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The baseline scenario continues to be assigned the highest probability, followed by the pessimistic scenario, and then the optimistic scenario.

•

The 2023 annualized GDP growth in the baseline scenario improved to 2.0% and 2.4% for Puerto Rico and the United States, respectively, compared to 1.7% and 2.0% in the previous quarter. The 2023 forecasted average unemployment rate for Puerto Rico remained at 6.1% from previous forecast, while in the United States unemployment levels remained stable at 3.7%, compared to 3.6% in the previous forecast.

•

GDP growth is expected to slow down during 2024 for both regions, when compared to 2023, as a result of the Fed’s monetary policy. The 2024 GDP growth is expected to be 1.21% for Puerto Rico and 1.65% for the United States. The average 2024 unemployment rate is expected to increase to 6.79% in Puerto Rico and 3.95% in the United States.

•

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.08% in the fourth quarter of 2023, compared to 2.09% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio stood at 204.0%, compared to 196.7% in the previous quarter.

•

The provision for credit losses for the loan portfolios for the fourth quarter of 2023 was $75.2 million, compared to $43.5 million in the previous quarter, reflecting the previously mentioned changes in the allowance for credit losses. The provision for the BPPR segment was $67.2 million, compared to $54.0 million in the previous quarter, while the provision for PB was $8.0 million, compared to a benefit of $10.5 million in the previous quarter. In the third quarter, the Corporation implemented a new model for the U.S. commercial real estate portfolio. The implementation of this new model generated a $15.0 million reduction in reserves, which contributed to PB’s net benefit recorded in the third quarter.

•

The provision for credit losses on our loan and lease portfolios, provision for unfunded loan commitments of $3.7 million, and release for credit losses on our investment portfolio of $0.2 million for the fourth quarter are aggregated and presented in the provision for credit losses caption in our Consolidated Statement of Operations. For the fourth quarter, these combined concepts resulted in a provision expense of $78.7 million, compared to $45.1 million in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22
Non-performing loans held-in-portfolio	$357,611	$361,523	$439,441
Other real estate owned (“OREO”)	80,416	82,322	89,126

Total non-performing assets	$438,027	$443,845	$528,567

Net charge-offs (recoveries) for the quarter	$56,947	$32,655	$31,200

Ratios:
Loans held-in-portfolio	$35,064,971	$34,029,313	$32,077,769
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.02%	1.06%	1.37%
Allowance for credit losses to loans held-in-portfolio	2.08	2.09	2.25
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	203.95	196.69	163.91

Refer to Table L for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22	31-Dec-23	31-Dec-22
Provision for credit losses (benefit) - loan portfolios:
BPPR	$67,235	$54,017	$44,383	$194,834	$69,544
Popular U.S.	7,983	(10,503)	3,949	6,705	13,763

Total provision for credit losses (benefit) - loan portfolios	$75,218	$43,514	$48,332	$201,539	$83,307

Credit Quality by Segment

(Unaudited) (In thousands)	Quarters ended
BPPR	31-Dec-23	30-Sep-23	31-Dec-22
Provision for credit losses - loan portfolios	$67,235	$54,017	$44,383
Net charge-offs	51,913	25,600	19,846
Total non-performing loans held-in-portfolio	328,718	333,825	402,009
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.86%	0.44%	0.35%
Allowance / loans held-in-portfolio	2.61%	2.63%	2.73%
Allowance / non-performing loans held-in-portfolio	194.65%	187.08%	153.12%

	Quarters ended
Popular U.S.	31-Dec-23	30-Sep-23	31-Dec-22
Provision for credit losses - loan portfolios	$7,983	$(10,503)	$3,949
Net charge-offs	5,034	7,055	11,354
Total non-performing loans held-in-portfolio	28,893	27,698	37,432
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.19%	0.28%	0.49
Allowance / loans held-in-portfolio	0.85%	0.84%	1.10%
Allowance / non-performing loans held-in-portfolio	309.70%	312.42%	279.86%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22
Cash and money market investments	$7,419,333	$6,924,772	$6,084,096
Investment securities	25,148,673	25,653,616	26,553,317
Loans	35,064,971	34,029,313	32,077,769
Total assets	70,758,155	69,736,936	67,637,917
Deposits	63,618,243	63,337,600	61,227,227
Borrowings	1,078,332	1,097,720	1,400,319
Total liabilities	65,611,202	65,279,328	63,544,492
Stockholders’ equity	5,146,953	4,457,608	4,093,425

Total assets amounted to $70.8 billion at December 31, 2023, an increase of $1.0 billion from the third quarter of 2023, driven by:

•

an increase in loans held-in-portfolio of $1.0 billion driven by an increase of $748.4 million at BPPR, mainly in the commercial portfolio as well as in mortgage and consumer loans, and an increase of $287.3 million at PB mainly from commercial and construction loans; and

•	a net increase in cash and money market investments of $494.6 million due to higher deposits and repayments from the investment portfolio;

partially offset by:

•	a decrease in securities available-for-sale (“AFS”) of $400.8 million, mainly due to repayments and maturities, offset in part by favorable changes in the fair value of debt securities; and

•

a decrease in securities held-to-maturity (“HTM”) of $107.5 million driven by maturities of U.S. Treasury securities, partially offset by the amortization of $44.2 million of the discount related to U.S. Treasury securities previously reclassified from the AFS to HTM, which has an offsetting unrealized loss included within other comprehensive income that is also being accreted, resulting in a neutral effect to earnings.

Total liabilities increased by $331.9 million from the third quarter of 2023, driven by:

•

an increase of $280.6 million in deposits, mainly in time deposits and savings accounts at PB and demand deposits and P.R. public sector accounts at BPPR, partially offset by a decrease in savings accounts at BPPR; and

•	an increase of $70.6 million in other liabilities mainly due to the $71.4 million FDIC Special Assessment recognized during the fourth quarter.

Stockholders’ equity increased by $689.3 million from the third quarter of 2023, mainly due to the after-tax impact of the decrease in net unrealized losses in the portfolio of AFS securities of $593.2 million, the net income for the quarter of $94.6 million and the amortization of unrealized losses from securities previously reclassified to HTM of $35.3 million, net of taxes, partially offset by common and preferred dividends declared during the quarter.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.30%, $71.03 and $59.74, respectively, at December 31, 2023, compared to 16.81%, $61.49 and $50.20, respectively, at September 30, 2023. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, including extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2022, in our Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in our Form 10-K for the year ended December 31, 2023 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Thursday, January 25, 2024 at 10:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 803461.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, February 23, 2024. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 212082.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Years ended
	31-Dec-23	30-Sep-23	31-Dec-22	31-Dec-23	31-Dec-22
Basic EPS	$1.31	$1.90	$3.56	$7.53	$14.65
Diluted EPS	$1.31	$1.90	$3.56	$7.52	$14.63
Average common shares outstanding	71,810,073	71,794,934	72,101,177	71,710,265	75,147,263
Average common shares outstanding - assuming dilution	71,881,020	71,818,102	72,192,680	71,791,692	75,274,003
Common shares outstanding at end of period	72,153,621	72,127,595	71,853,720	72,153,621	71,853,720
Market value per common share	$82.07	$63.01	$66.32	$82.07	$66.32
Market capitalization - (In millions)	$5,922	$4,545	$4,765	$5,922	$4,765
Return on average assets	0.52%	0.75%	1.44%	0.76%	1.51%
Return on average common equity	5.55%	8.17%	16.59%	8.21%	18.39%
Net interest margin (non-taxable equivalent basis)	3.08%	3.07%	3.28%	3.13%	3.11%
Net interest margin (taxable equivalent basis) -non-GAAP	3.26%	3.24%	3.64%	3.31%	3.46%
Common equity per share	$71.03	$61.49	$56.66	$71.03	$56.66
Tangible common book value per common share (non-GAAP) [1]	$59.74	$50.20	$44.97	$59.74	$44.97
Tangible common equity to tangible assets (non-GAAP) [1]	6.16%	5.25%	4.84%	6.16%	4.84%
Return on average tangible common equity [1]	6.32%	9.36%	19.23%	9.40%	21.13%
Tier 1 capital	16.36%	16.88%	16.45%	16.36%	16.45%
Total capital	18.13%	18.67%	18.26%	18.13%	18.26%
Tier 1 leverage	8.51%	8.41%	8.06%	8.51%	8.06%
Common Equity Tier 1 capital	16.30%	16.81%	16.39%	16.30%	16.39%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Years ended
			Q4 2023		Q4 2023
(In thousands, except per share information)	31-Dec-23	30-Sep-23	vs. Q3 2023	31-Dec-22	vs. Q4 2022	31-Dec-23	31-Dec-22
Interest income:
Loans	$623,438	$596,886	$26,552	$522,042	$101,396	$2,331,654	$1,876,166
Money market investments	100,840	99,286	1,554	50,908	49,932	366,625	118,080
Investment securities	143,214	148,614	(5,400)	140,244	2,970	547,028	471,665

Total interest income	867,492	844,786	22,706	713,194	154,298	3,245,307	2,465,911

Interest expense:
Deposits	319,200	294,121	25,079	139,338	179,862	1,050,024	252,845
Short-term borrowings	1,342	1,478	(136)	4,488	(3,146)	7,329	5,737
Long-term debt	12,770	15,167	(2,397)	9,802	2,968	56,430	39,970

Total interest expense	333,312	310,766	22,546	153,628	179,684	1,113,783	298,552

Net interest income	534,180	534,020	160	559,566	(25,386)	2,131,524	2,167,359
Provision for credit losses	78,663	45,117	33,546	49,531	29,132	208,609	83,030

Net interest income after provision for credit losses	455,517	488,903	(33,386)	510,035	(54,518)	1,922,915	2,084,329

Service charges on deposit accounts	37,699	37,318	381	34,682	3,017	147,476	157,210
Other service fees	96,692	93,407	3,285	89,022	7,670	374,440	334,009
Mortgage banking activities	6,388	5,393	995	6,562	(174)	21,497	42,450
Net gain (loss), including impairment, on equity securities	2,317	(1,319)	3,636	317	2,000	3,482	(7,334)
Net gain (loss) on trading account debt securities	750	219	531	162	588	1,382	(784)
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	(71)	(44)	(27)	—	(71)	(115)	—
Adjustments to indemnity reserves on loans sold	2,350	(187)	2,537	(221)	2,571	2,319	919
Other operating income	22,618	24,762	(2,144)	27,941	(5,323)	100,243	370,592

Total non-interest income	168,743	159,549	9,194	158,465	10,278	650,724	897,062

Operating expenses:
Personnel costs
Salaries	127,809	127,832	(23)	116,503	11,306	505,935	432,910
Commissions, incentives and other bonuses	26,632	27,670	(1,038)	39,570	(12,938)	112,657	155,889
Pension, postretirement and medical insurance	17,598	16,985	613	12,452	5,146	67,469	56,085
Other personnel costs, including payroll taxes	22,626	20,665	1,961	21,612	1,014	91,984	74,880

Total personnel costs	194,665	193,152	1,513	190,137	4,528	778,045	719,764
Net occupancy expenses	30,282	28,100	2,182	27,812	2,470	111,586	106,169
Equipment expenses	10,179	8,905	1,274	9,828	351	37,057	35,626
Other taxes	14,636	8,590	6,046	16,142	(1,506)	55,926	63,603
Professional fees	39,065	38,514	551	49,159	(10,094)	161,142	172,043
Technology and software expenses	76,772	72,930	3,842	78,264	(1,492)	290,615	291,902
Processing and transactional services
Credit and debit cards	6,682	13,762	(7,080)	10,278	(3,596)	44,578	45,455
Other processing and transactional services	22,779	24,137	(1,358)	22,509	270	93,492	81,690

Total processing and transactional services	29,461	37,899	(8,438)	32,787	(3,326)	138,070	127,145
Communications	4,181	4,220	(39)	3,857	324	16,664	14,885
Business promotion
Rewards and customer loyalty programs	14,130	15,988	(1,858)	13,538	592	59,092	51,832
Other business promotion	13,767	7,087	6,680	14,596	(829)	35,834	37,086

Total business promotion	27,897	23,075	4,822	28,134	(237)	94,926	88,918
FDIC deposit insurance	81,385	8,932	72,453	6,342	75,043	105,985	26,787
Other real estate owned (OREO) income	(5,178)	(5,189)	11	(9,180)	4,002	(15,375)	(22,143)
Other operating expenses
Operational losses	6,921	5,504	1,417	9,018	(2,097)	23,505	32,049
All other	20,084	17,557	2,527	18,614	1,470	73,774	77,397

Total other operating expenses	27,005	23,061	3,944	27,632	(627)	97,279	109,446
Amortization of intangibles	795	795	—	794	1	3,180	3,275
Goodwill impairment charge	—	23,000	(23,000)	—	—	23,000	9,000

Total operating expenses	531,145	465,984	65,161	461,708	69,437	1,898,100	1,746,420
Income before income tax	93,115	182,468	(89,353)	206,792	(113,677)	675,539	1,234,971
Income tax (benefit) expense	(1,479)	45,859	(47,338)	(50,347)	48,868	134,197	132,330
Net income	$94,594	$136,609	$(42,015)	$257,139	$(162,545)	$541,342	$1,102,641

Net income applicable to common stock	$94,241	$136,256	$(42,015)	$256,786	$(162,545)	$539,930	$1,101,229

Net income per common share - basic	$1.31	$1.90	$(0.59)	$3.56	$(2.25)	$7.53	$14.65

Net income per common share - diluted	$1.31	$1.90	$(0.59)	$3.56	$(2.25)	$7.52	$14.63

Dividends Declared per Common Share	$0.62	$0.55	$0.07	$0.55	$0.07	$2.27	$2.20

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q4 2023 vs.
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22	Q3 2023
Assets:
Cash and due from banks	$420,462	$535,335	$469,501	$(114,873)
Money market investments	6,998,871	6,389,437	5,614,595	609,434
Trading account debt securities, at fair value	31,568	30,988	27,723	580
Debt securities available-for-sale, at fair value	16,729,044	17,129,858	17,804,374	(400,814)
Debt securities held-to-maturity, at amortized cost	8,194,335	8,302,082	8,525,366	(107,747)
Less: Allowance for credit losses	5,780	6,057	6,911	(277)

Total debt securities held-to-maturity, net	8,188,555	8,296,025	8,518,455	(107,470)

Equity securities	193,726	190,688	195,854	3,038
Loans held-for-sale, at lower of cost or fair value	4,301	5,239	5,381	(938)
Loans held-in-portfolio	35,420,879	34,369,775	32,372,925	1,051,104
Less: Unearned income	355,908	340,462	295,156	15,446
Allowance for credit losses	729,341	711,068	720,302	18,273

Total loans held-in-portfolio, net	34,335,630	33,318,245	31,357,467	1,017,385

Premises and equipment, net	565,284	534,384	498,711	30,900
Other real estate	80,416	82,322	89,126	(1,906)
Accrued income receivable	263,433	257,833	240,195	5,600
Mortgage servicing rights, at fair value	118,109	119,030	128,350	(921)
Other assets	2,014,564	2,032,565	1,847,813	(18,001)
Goodwill	804,428	804,428	827,428	—
Other intangible assets	9,764	10,559	12,944	(795)

Total assets	$70,758,155	$69,736,936	$67,637,917	$1,021,219

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,419,624	$15,201,374	$15,960,557	$218,250
Interest bearing	48,198,619	48,136,226	45,266,670	62,393

Total deposits	63,618,243	63,337,600	61,227,227	280,643

Assets sold under agreements to repurchase	91,384	93,071	148,609	(1,687)
Other short-term borrowings	—	—	365,000	—
Notes payable	986,948	1,004,649	886,710	(17,701)
Other liabilities	914,627	844,008	916,946	70,619
Total liabilities	65,611,202	65,279,328	63,544,492	331,874
Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,048	1,048	1,047	—
Surplus	4,843,399	4,797,364	4,790,993	46,035
Retained earnings	4,194,851	4,189,865	3,834,348	4,986
Treasury stock	(2,018,957)	(2,018,870)	(2,030,178)	(87)
Accumulated other comprehensive loss, net of tax	(1,895,531)	(2,533,942)	(2,524,928)	638,411

Total stockholders’ equity	5,146,953	4,457,608	4,093,425	689,345

Total liabilities and stockholders’ equity	$70,758,155	$69,736,936	$67,637,917	$1,021,219

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended December 31, 2023 and September 30, 2023

(Unaudited)

											Variance
Average Volume			Average Yields / Costs					Interest			Attributable to
31-Dec-23	30-Sep-23	Variance	31-Dec-23	30-Sep-23	Variance			31-Dec-23	30-Sep-23	Variance	Rate	Volume
(In millions)								(In thousands)
$7,307	$7,292	$15	5.47%	5.40%	0.07%		Money market investments	$100,840	$99,285	$1,555	$1,352	$203
27,099	28,396	(1,297)	2.28	2.31	(0.03)		Investment securities [1]	155,118	165,319	(10,201)	(2,704)	(7,497)
31	34	(3)	3.72	4.43	(0.71)		Trading securities	293	375	(82)	(58)	(24)

34,437	35,722	(1,285)	2.96	2.95	0.01		Total money market, investment and trading securities	256,251	264,979	(8,728)	(1,410)	(7,318)

							Loans:
17,251	16,611	640	6.71	6.64	0.07		Commercial	291,791	277,977	13,814	2,952	10,862
927	865	62	9.04	8.99	0.05		Construction	21,131	19,580	1,551	121	1,430
1,707	1,669	38	6.60	6.50	0.10		Leasing	28,174	27,142	1,032	408	624
7,626	7,504	122	5.83	5.42	0.41		Mortgage	111,215	101,700	9,515	7,844	1,671
3,215	3,147	68	13.43	13.39	0.04		Consumer	108,859	105,042	3,817	1,368	2,449
3,722	3,657	65	8.61	8.47	0.14		Auto	80,731	78,055	2,676	1,272	1,404

34,448	33,453	995	7.41	7.24	0.17		Total loans	641,901	609,496	32,405	13,965	18,440

$68,885	$69,175	$(290)	5.18%	5.02%	0.16%		Total earning assets	$898,152	$874,475	$23,677	$12,555	$11,122

							Interest bearing deposits:
$25,027	$25,652	$(625)	3.60%	3.31%	0.29%		NOW and money market [2]	$227,079	$213,957	$13,122	$18,199	$(5,077)
14,934	14,875	59	0.85	0.73	0.12		Savings	32,073	27,373	4,700	3,852	848
8,288	7,986	302	2.87	2.62	0.25		Time deposits	60,048	52,791	7,257	4,676	2,581

48,249	48,513	(264)	2.62	2.41	0.21		Total interest bearing deposits	319,200	294,121	25,079	26,727	(1,648)

15,017	15,038	(21)					Non-interest bearing demand deposits

63,266	63,551	(285)	2.00	1.84	0.16		Total deposits	319,200	294,121	25,079	26,727	(1,648)

94	108	(14)	5.64	5.45	0.19		Short-term borrowings	1,342	1,478	(136)	51	(187)
1,018	1,172	(154)	5.04	5.20	(0.16)		Other medium and long-term debt	12,770	15,167	(2,397)	346	(2,743)

49,361	49,793	(432)	2.68	2.48	0.20		Total interest bearing liabilities (excluding demand deposits)	333,312	310,766	22,546	27,124	(4,578)

4,507	4,344	163					Other sources of funds

$68,885	$69,175	$(290)	1.92%	1.78%	0.14%		Total source of funds	333,312	310,766	22,546	27,124	(4,578)

			3.26%	3.24%	0.02%		Net interest margin/income on a taxable equivalent basis (Non-GAAP)	564,840	563,709	1,131	$(14,569)	$15,700

			2.50%	2.54%	(0.04	) %	Net interest spread

							Taxable equivalent adjustment	30,660	29,689	971

			3.08%	3.07%	0.01%		Net interest margin/ income non-taxable equivalent basis (GAAP)	$534,180	$534,020	$160

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended December 31, 2023 and December 31, 2022

(Unaudited)

										Variance
Average Volume			Average Yields / Costs				Interest			Attributable to
31-Dec-23	31-Dec-22	Variance	31-Dec-23	31-Dec-22	Variance		31-Dec-23	31-Dec-22	Variance	Rate	Volume
(In millions)							(In thousands)
$7,307	$5,262	$2,045	5.47%	3.84%	1.63%	Money market investments	$100,840	$50,907	$49,933	$26,116	$23,817
27,099	30,843	(3,744)	2.28	2.44	(0.16)	Investment securities [1]	155,118	189,190	(34,072)	(11,762)	(22,310)
31	30	1	3.72	4.28	(0.56)	Trading securities	293	325	(32)	(44)	12

34,437	36,135	(1,698)	2.96	2.65	0.31	Total money market, investment and trading securities	256,251	240,422	15,829	14,310	1,519

						Loans:
17,251	15,503	1,748	6.71	6.01	0.70	Commercial	291,791	234,707	57,084	29,111	27,973
927	769	158	9.04	7.54	1.50	Construction	21,131	14,615	6,516	3,195	3,321
1,707	1,557	150	6.60	5.92	0.68	Leasing	28,174	23,049	5,125	2,777	2,348
7,626	7,346	280	5.83	5.38	0.45	Mortgage	111,215	98,880	12,335	8,475	3,860
3,215	2,961	254	13.43	12.26	1.17	Consumer	108,859	91,518	17,341	8,666	8,675
3,722	3,576	146	8.61	7.98	0.63	Auto	80,731	71,910	8,821	5,800	3,021

34,448	31,712	2,736	7.41	6.70	0.71	Total loans	641,901	534,679	107,222	58,024	49,198

$68,885	$67,847	$1,038	5.18%	4.54%	0.64%	Total earning assets	$898,152	$775,101	$123,051	$72,334	$50,717

						Interest bearing deposits:
$25,027	$24,399	$628	3.60%	1.73%	1.87%	NOW and money market [2]	$227,079	$106,591	$120,488	$112,821	$7,667
14,934	15,248	(314)	0.85	0.29	0.56	Savings	32,073	10,971	21,102	20,942	160
8,288	6,675	1,613	2.87	1.29	1.58	Time deposits	60,048	21,776	38,272	28,320	9,952

48,249	46,322	1,927	2.62	1.19	1.43	Total interest bearing deposits	319,200	139,338	179,862	162,083	17,779

15,017	16,110	(1,093)				Non-interest bearing demand deposits

63,266	62,432	834	2.00	0.89	1.11	Total deposits	319,200	139,338	179,862	162,083	17,779

94	450	(356)	5.64	3.96	1.68	Short-term borrowings	1,342	4,488	(3,146)	1,404	(4,550)
1,018	913	105	5.04	4.30	0.74	Other medium and long-term debt	12,770	9,802	2,968	1,293	1,675

49,361	47,685	1,676	2.68	1.28	1.40	Total interest bearing liabilities (excluding demand deposits)	333,312	153,628	179,684	164,780	14,904

4,507	4,052	455				Other sources of funds

$68,885	$67,847	$1,038	1.92%	0.90%	1.02%	Total source of funds	333,312	153,628	179,684	164,780	14,904

			3.26%	3.64%	(0.38)%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	564,840	621,473	(56,633)	$(92,446)	$35,813

			2.50%	3.26%	(0.76)%	Net interest spread

						Taxable equivalent adjustment	30,660	61,907	(31,247)

			3.08%	3.28%	(0.20)%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$534,180	$559,566	$(25,386)

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

											Variance
Average Volume			Average Yields / Costs					Interest			Attributable to
31-Dec-23	31-Dec-22	Variance	31-Dec-23	31-Dec-22	Variance			31-Dec-23	31-Dec-22	Variance	Rate	Volume
(In millions)								(In thousands)
$7,052	$9,531	$(2,479)	5.20%	1.24%	3.96%		Money market investments	$366,625	$118,079	$248,546	$286,646	$(38,100)
27,926	29,743	(1,817)	2.20	2.23	(0.03)		Investment securities [1]	615,758	664,278	(48,520)	(8,273)	(40,247)
32	51	(19)	4.32	5.94	(1.62)		Trading securities	1,376	3,049	(1,673)	(700)	(973)

35,010	39,325	(4,315)	2.81	2.00	0.81		Total money market, investment and trading securities	983,759	785,406	198,353	277,673	(79,320)

							Loans:
16,469	14,562	1,907	6.55	5.46	1.09		Commercial	1,079,171	795,115	284,056	171,681	112,375
816	778	38	8.86	6.29	2.57		Construction	72,309	48,920	23,389	20,927	2,462
1,650	1,475	175	6.38	5.92	0.46		Leasing	105,309	87,274	18,035	7,203	10,832
7,482	7,322	160	5.55	5.34	0.21		Mortgage	414,992	391,133	23,859	15,212	8,647
3,115	2,743	372	13.19	11.66	1.53		Consumer	410,910	319,920	90,990	43,806	47,184
3,633	3,525	108	8.39	8.02	0.37		Auto	304,660	282,533	22,127	13,257	8,870

33,165	30,405	2,760	7.20	6.33	0.87		Total loans	2,387,351	1,924,895	462,456	272,086	190,370

$68,175	$69,730	$(1,555)	4.94%	3.89%	1.05%		Total earning assets	$3,371,110	$2,710,301	$660,809	$549,759	$111,050

							Interest bearing deposits:
$24,563	$25,884	$(1,321)	3.10%	0.61%	2.49%		NOW and money market [2]	$761,647	$158,664	$602,983	$612,470	$(9,487)
14,900	15,886	(986)	0.68	0.20	0.48		Savings	101,334	32,400	68,934	74,110	(5,176)
7,776	6,853	923	2.41	0.90	1.51		Time deposits	187,043	61,781	125,262	100,043	25,219

47,239	48,623	(1,384)	2.22	0.52	1.70		Total interest bearing deposits	1,050,024	252,845	797,179	786,623	10,556

15,307	16,094	(787)					Non-interest bearing demand deposits

62,546	64,717	(2,171)	1.68	0.39	1.29		Total deposits	1,050,024	252,845	797,179	786,623	10,556

143	206	(63)	5.12	2.78	2.34		Short-term borrowings	7,329	5,737	1,592	4,506	(2,914)
1,109	939	170	5.09	4.26	0.83		Other medium and long-term debt	56,430	39,970	16,460	9,458	7,002

48,491	49,768	(1,277)	2.30	0.60	1.70		Total interest bearing liabilities (excluding demand deposits)	1,113,783	298,552	815,231	800,587	14,644

4,377	3,868	509					Other sources of funds

$68,175	$69,730	$(1,555)	1.63%	0.43%	1.20%		Total source of funds	1,113,783	298,552	815,231	800,587	14,644

			3.31%	3.46%	(0.15	) %	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	2,257,327	2,411,749	(154,422)	$(250,828)	$96,406

			2.64%	3.29%	(0.65	) %	Net interest spread

							Taxable equivalent adjustment	125,803	244,390	(118,587)

			3.13%	3.11%	0.02%		Net interest margin/ income non-taxable equivalent basis (GAAP)	$2,131,524	$2,167,359	$(35,835)

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22	Q4 2023 vs.Q3 2023	Q4 2023 vs.Q4 2022	31-Dec-23	31-Dec-22	2023 vs. 2022
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$7,898	$8,025	$8,852	$(127)	$(954)	$32,981	$36,487	$(3,506)
Mortgage servicing rights fair value adjustments	(1,204)	(2,793)	(2,610)	1,589	1,406	(11,589)	236	(11,825)

Total mortgage servicing fees, net of fair value adjustments	6,694	5,232	6,242	1,462	452	21,392	36,723	(15,331)

Net gain (loss) on sale of loans, including valuation on loans held-for-sale	45	(335)	123	380	(78)	(88)	(251)	163

Trading account (loss) profit:
Unrealized (loss) gains on outstanding derivative positions	(298)	45	—	(343)	(298)	(138)	—	(138)
Realized (losses) gains on closed derivative positions	(47)	494	310	(541)	(357)	614	6,635	(6,021)

Total trading account (loss) profit	(345)	539	310	(884)	(655)	476	6,635	(6,159)

Losses on repurchased loans, including interest advances	(6)	(43)	(113)	37	107	(283)	(657)	374

Total mortgage banking activities	$6,388	$5,393	$6,562	$995	$(174)	$21,497	$42,450	$(20,953)

Other Service Fees

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22	Q4 2023 vs.Q3 2023	Q4 2023 vs.Q4 2022	31-Dec-23	31-Dec-22	2023 vs. 2022
Other service fees:
Debit card fees	$13,944	$13,577	$13,379	$367	$565	$54,287	$50,173	$4,114
Insurance fees	16,739	14,983	14,587	1,756	2,152	60,220	56,457	3,763
Credit card fees	41,439	40,804	39,777	635	1,662	165,385	149,403	15,982
Sale and administration of investment products	6,862	6,820	5,793	42	1,069	26,316	23,553	2,763
Trust fees	6,716	6,381	5,223	335	1,493	25,472	22,799	2,673
Other fees	10,992	10,842	10,263	150	729	42,760	31,624	11,136

Total other service fees	$96,692	$93,407	$89,022	$3,285	$7,670	$374,440	$334,009	$40,431

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table H - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22	Q4 2023 vs.Q3 2023	Q4 2023 vs.Q4 2022
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,415,620	$2,328,433	$2,321,713	87,187	93,907
Commercial real estate non-owner occupied	5,087,421	5,035,130	4,499,670	52,291	587,751
Commercial real estate owner occupied	3,080,635	3,044,905	3,078,549	35,730	2,086
Commercial and industrial	7,126,121	6,527,082	5,839,200	599,039	1,286,921
Total Commercial	17,709,797	16,935,550	15,739,132	774,247	1,970,665
Construction	959,280	922,112	757,984	37,168	201,296
Leasing	1,731,809	1,698,114	1,585,739	33,695	146,070
Mortgage	7,695,917	7,585,111	7,397,471	110,806	298,446
Consumer
Credit cards	1,135,747	1,077,428	1,041,870	58,319	93,877
Home equity lines of credit	65,953	67,499	71,916	(1,546)	(5,963)
Personal	1,945,247	1,952,168	1,823,579	(6,921)	121,668
Auto	3,660,780	3,633,196	3,512,530	27,584	148,250
Other	160,441	158,135	147,548	2,306	12,893
Total Consumer	6,968,168	6,888,426	6,597,443	79,742	370,725

Total loans held-in-portfolio	$35,064,971	$34,029,313	$32,077,769	$1,035,658	$2,987,202
Loans held-for-sale:
Mortgage	$4,301	$5,239	$5,381	$(938)	$(1,080)

Total loans held-for-sale	$4,301	$5,239	$5,381	$(938)	$(1,080)

Total loans	$35,069,272	$34,034,552	$32,083,150	$1,034,720	$2,986,122

Deposits - Ending Balances

				Variance
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22	Q4 2023 vs. Q3 2023	Q4 2023 vs.Q4 2022
Demand deposits [1]	$27,579,054	$27,942,782	$26,382,605	$(363,728)	$1,196,449
Savings, NOW and money market deposits (non-brokered)	26,817,844	26,452,382	27,265,156	365,462	(447,312)
Savings, NOW and money market deposits (brokered)	719,453	734,479	798,064	(15,026)	(78,611)
Time deposits (non-brokered)	7,546,138	7,264,156	6,442,886	281,982	1,103,252
Time deposits (brokered CDs)	955,754	943,801	338,516	11,953	617,238

Total deposits	$63,618,243	$63,337,600	$61,227,227	$280,643	$2,391,016

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

31-Dec-23
BPPR
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$524	$—	$1,991	$2,515	$289,427	$291,942	$1,991	$—
Commercial real estate:
Non-owner occupied	5,510	77	8,745	14,332	2,990,922	3,005,254	8,745	—
Owner occupied	2,726	249	29,430	32,405	1,365,978	1,398,383	29,430	—
Commercial and industrial	6,998	3,352	36,210	46,560	4,749,666	4,796,226	32,826	3,384
Construction	—	—	6,378	6,378	163,479	169,857	6,378	—
Mortgage	260,897	114,282	416,528	791,707	5,600,117	6,391,824	175,106	241,422
Leasing	20,140	6,719	8,632	35,491	1,696,318	1,731,809	8,632	—
Consumer:
Credit cards	13,243	9,912	23,281	46,436	1,089,292	1,135,728	—	23,281
Home equity lines of credit	230	—	26	256	2,392	2,648	—	26
Personal	19,065	14,611	19,031	52,707	1,723,603	1,776,310	19,031	—
Auto	100,061	27,443	45,615	173,119	3,487,661	3,660,780	45,615	—
Other	1,641	204	1,213	3,058	147,104	150,162	964	249

Total	$431,035	$176,849	$597,080	$1,204,964	$23,305,959	$24,510,923	$328,718	$268,362

30-Sep-23
BPPR
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$4,407	$176	$184	$4,767	$290,047	$294,814	$184	$—
Commercial real estate:
Non-owner occupied	1,274	—	15,330	16,604	2,932,277	2,948,881	15,330	—
Owner occupied	817	827	35,089	36,733	1,370,820	1,407,553	35,089	—
Commercial and industrial	4,022	1,728	24,733	30,483	4,299,335	4,329,818	21,624	3,109
Construction	—	—	6,578	6,578	163,929	170,507	6,578	—
Mortgage	241,962	100,679	430,430	773,071	5,516,197	6,289,268	187,443	242,987
Leasing	17,915	4,574	6,842	29,331	1,668,783	1,698,114	6,842	—
Consumer:
Credit cards	11,218	8,133	17,719	37,070	1,040,341	1,077,411	—	17,719
Home equity lines of credit	26	—	—	26	2,448	2,474	—	—
Personal	19,586	12,476	18,582	50,644	1,712,358	1,763,002	18,582	—
Auto	89,453	23,019	40,268	152,740	3,480,456	3,633,196	40,268	—
Other	567	388	2,152	3,107	144,425	147,532	1,885	267

Total	$391,247	$152,000	$597,907	$1,141,154	$22,621,416	$23,762,570	$333,825	$264,082

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(3,883)	$(176)	$1,807	$(2,252)	$(620)	$(2,872)	$1,807	$—
Commercial real estate:
Non-owner occupied	4,236	77	(6,585)	(2,272)	58,645	56,373	(6,585)	—
Owner occupied	1,909	(578)	(5,659)	(4,328)	(4,842)	(9,170)	(5,659)	—
Commercial and industrial	2,976	1,624	11,477	16,077	450,331	466,408	11,202	275
Construction	—	—	(200)	(200)	(450)	(650)	(200)	—
Mortgage	18,935	13,603	(13,902)	18,636	83,920	102,556	(12,337)	(1,565)
Leasing	2,225	2,145	1,790	6,160	27,535	33,695	1,790	—
Consumer:
Credit cards	2,025	1,779	5,562	9,366	48,951	58,317	—	5,562
Home equity lines of credit	204	—	26	230	(56)	174	—	26
Personal	(521)	2,135	449	2,063	11,245	13,308	449	—
Auto	10,608	4,424	5,347	20,379	7,205	27,584	5,347	—
Other	1,074	(184)	(939)	(49)	2,679	2,630	(921)	(18)

Total	$39,788	$24,849	$(827)	$63,810	$684,543	$748,353	$(5,107)	$4,280

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

31-Dec-23
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$9,141	$2,001	$—	$11,142	$2,112,536	$2,123,678	$—	$—
Commercial real estate:
Non-owner occupied	566	1,036	1,117	2,719	2,079,448	2,082,167	1,117	—
Owner occupied	30,560	—	6,274	36,834	1,645,418	1,682,252	6,274	—
Commercial and industrial	7,815	697	3,881	12,393	2,317,502	2,329,895	3,772	109
Construction	—	—	—	—	789,423	789,423	—	—
Mortgage	48,818	7,821	11,191	67,830	1,236,263	1,304,093	11,191	—
Consumer:
Credit cards	—	—	—	—	19	19	—	—
Home equity lines of credit	1,472	4	3,733	5,209	58,096	63,305	3,733	—
Personal	2,222	1,948	2,805	6,975	161,962	168,937	2,805	—
Other	4	—	1	5	10,274	10,279	1	—

Total	$100,598	$13,507	$29,002	$143,107	$10,410,941	$10,554,048	$28,893	$109

30-Sep-23
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$1,332	$—	$404	$1,736	$2,031,883	$2,033,619	$404	$—
Commercial real estate:
Non-owner occupied	2,628	—	734	3,362	2,082,887	2,086,249	734	—
Owner occupied	1,110	923	3,877	5,910	1,631,442	1,637,352	3,877	—
Commercial and industrial	3,000	464	3,709	7,173	2,190,091	2,197,264	3,579	130
Construction	—	—	—	—	751,605	751,605	—	—
Mortgage	946	22,313	11,980	35,239	1,260,604	1,295,843	11,980	—
Consumer:
Credit cards	—	—	—	—	17	17	—	—
Home equity lines of credit	1,045	335	4,085	5,465	59,560	65,025	4,085	—
Personal	2,581	1,716	2,637	6,934	182,232	189,166	2,637	—
Other	113	—	402	515	10,088	10,603	402	—

Total	$12,755	$25,751	$27,828	$66,334	$10,200,409	$10,266,743	$27,698	$130

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$7,809	$2,001	$(404)	$9,406	$80,653	$90,059	$(404)	$—
Commercial real estate:
Non-owner occupied	(2,062)	1,036	383	(643)	(3,439)	(4,082)	383	—
Owner occupied	29,450	(923)	2,397	30,924	13,976	44,900	2,397	—
Commercial and industrial	4,815	233	172	5,220	127,411	132,631	193	(21)
Construction	—	—	—	—	37,818	37,818	—	—
Mortgage	47,872	(14,492)	(789)	32,591	(24,341)	8,250	(789)	—
Consumer:
Credit cards	—	—	—	—	2	2	—	—
Home equity lines of credit	427	(331)	(352)	(256)	(1,464)	(1,720)	(352)	—
Personal	(359)	232	168	41	(20,270)	(20,229)	168	—
Other	(109)	—	(401)	(510)	186	(324)	(401)	—

Total	$87,843	$(12,244)	$1,174	$76,773	$210,532	$287,305	$1,195	$(21)

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

31-Dec-23
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$9,665	$2,001	$1,991	$13,657	$2,401,963	$2,415,620	$1,991	$—
Commercial real estate:
Non-owner occupied	6,076	1,113	9,862	17,051	5,070,370	5,087,421	9,862	—
Owner occupied	33,286	249	35,704	69,239	3,011,396	3,080,635	35,704	—
Commercial and industrial	14,813	4,049	40,091	58,953	7,067,168	7,126,121	36,598	3,493
Construction	—	—	6,378	6,378	952,902	959,280	6,378	—
Mortgage	309,715	122,103	427,719	859,537	6,836,380	7,695,917	186,297	241,422
Leasing	20,140	6,719	8,632	35,491	1,696,318	1,731,809	8,632	—
Consumer:
Credit cards	13,243	9,912	23,281	46,436	1,089,311	1,135,747	—	23,281
Home equity lines of credit	1,702	4	3,759	5,465	60,488	65,953	3,733	26
Personal	21,287	16,559	21,836	59,682	1,885,565	1,945,247	21,836	—
Auto	100,061	27,443	45,615	173,119	3,487,661	3,660,780	45,615	—
Other	1,645	204	1,214	3,063	157,378	160,441	965	249

Total	$531,633	$190,356	$626,082	$1,348,071	$33,716,900	$35,064,971	$357,611	$268,471

30-Sep-23
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$5,739	$176	$588	$6,503	$2,321,930	$2,328,433	$588	$—
Commercial real estate:
Non-owner occupied	3,902	—	16,064	19,966	5,015,164	5,035,130	16,064	—
Owner occupied	1,927	1,750	38,966	42,643	3,002,262	3,044,905	38,966	—
Commercial and industrial	7,022	2,192	28,442	37,656	6,489,426	6,527,082	25,203	3,239
Construction	—	—	6,578	6,578	915,534	922,112	6,578	—
Mortgage	242,908	122,992	442,410	808,310	6,776,801	7,585,111	199,423	242,987
Leasing	17,915	4,574	6,842	29,331	1,668,783	1,698,114	6,842	—
Consumer:
Credit cards	11,218	8,133	17,719	37,070	1,040,358	1,077,428	—	17,719
Home equity lines of credit	1,071	335	4,085	5,491	62,008	67,499	4,085	—
Personal	22,167	14,192	21,219	57,578	1,894,590	1,952,168	21,219	—
Auto	89,453	23,019	40,268	152,740	3,480,456	3,633,196	40,268	—
Other	680	388	2,554	3,622	154,513	158,135	2,287	267

Total	$404,002	$177,751	$625,735	$1,207,488	$32,821,825	$34,029,313	$361,523	$264,212

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$3,926	$1,825	$1,403	$7,154	$80,033	$87,187	$1,403	$—
Commercial real estate:
Non-owner occupied	2,174	1,113	(6,202)	(2,915)	55,206	52,291	(6,202)	—
Owner occupied	31,359	(1,501)	(3,262)	26,596	9,134	35,730	(3,262)	—
Commercial and industrial	7,791	1,857	11,649	21,297	577,742	599,039	11,395	254
Construction	—	—	(200)	(200)	37,368	37,168	(200)	—
Mortgage	66,807	(889)	(14,691)	51,227	59,579	110,806	(13,126)	(1,565)
Leasing	2,225	2,145	1,790	6,160	27,535	33,695	1,790	—
Consumer:
Credit cards	2,025	1,779	5,562	9,366	48,953	58,319	—	5,562
Home equity lines of credit	631	(331)	(326)	(26)	(1,520)	(1,546)	(352)	26
Personal	(880)	2,367	617	2,104	(9,025)	(6,921)	617	—
Auto	10,608	4,424	5,347	20,379	7,205	27,584	5,347	—
Other	965	(184)	(1,340)	(559)	2,865	2,306	(1,322)	(18)

Total	$127,631	$12,605	$347	$140,583	$895,075	$1,035,658	$(3,912)	$4,259

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	31-Dec-23	As a % of loans HIP by category	30-Sep-23	As a % of loans HIP by category	31-Dec-22	As a % of loans HIP by category	Q4 2023 vs. Q3 2023	Q4 2023 vs. Q4 2022
Non-accrual loans:
Commercial
Commercial multi-family	$1,991	0.1%	$588	—%	$242	—%	$1,403	$1,749
Commercial real estate non-owner occupied	9,862	0.2	16,064	0.3	25,116	0.6	(6,202)	(15,254)
Commercial real estate owner occupied	35,704	1.2	38,966	1.3	29,085	0.9	(3,262)	6,619
Commercial and industrial	36,598	0.5	25,203	0.4	38,596	0.7	11,395	(1,998)
Total Commercial	84,155	0.5	80,821	0.5	93,039	0.6	3,334	(8,884)
Construction	6,378	0.7	6,578	0.7	—	—	(200)	6,378
Leasing	8,632	0.5	6,842	0.4	5,941	0.4	1,790	2,691
Mortgage	186,297	2.4	199,423	2.6	262,879	3.6	(13,126)	(76,582)
Consumer
Home equity lines of credit	3,733	5.7	4,085	6.1	4,110	5.7	(352)	(377)
Personal	21,836	1.1	21,219	1.1	20,040	1.1	617	1,796
Auto	45,615	1.2	40,268	1.1	40,978	1.2	5,347	4,637
Other Consumer	965	0.6	2,287	1.4	12,454	8.4	(1,322)	(11,489)
Total Consumer	72,149	1.0	67,859	1.0	77,582	1.2	4,290	(5,433)

Total non-performing loans held-in-portfolio	357,611	1.0%	361,523	1.1%	439,441	1.4%	(3,912)	(81,830)
Other real estate owned (“OREO”)	80,416		82,322		89,126		(1,906)	(8,710)

Total non-performing assets [1]	$438,027		$443,845		$528,567		$(5,818)	$(90,540)

Accruing loans past due 90 days or more [2]	$268,471		$264,212		$351,614		$4,259	$(83,143)

Ratios:
Non-performing assets to total assets	0.62%		0.64%		0.78%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.02		1.06		1.37
Allowance for credit losses to loans held-in-portfolio	2.08		2.09		2.25
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	203.95		196.69		163.91

[1]	There were no non-performing loans held-for-sale as of December 31, 2023, September 30, 2023 and December 31, 2022.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $11 million at December 31, 2023, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below ( September 30, 2023 - $8 million; December 31, 2022 - $14 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $106 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2023 (September 30, 2023 - $115 million; December 31, 2022 - $190 million). Furthermore, the Corporation has approximately $38 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (September 30, 2023- $39 million; December 31, 2022 - $42 million).

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Dec-23			30-Sep-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$72,227	$8,594	$80,821	$88,716	$11,610	$100,326
Plus:
New non-performing loans	22,009	3,859	25,868	2,736	1,324	4,060
Advances on existing non-performing loans	—	515	515	—	7	7
Less:
Non-performing loans transferred to OREO	(5,484)	—	(5,484)	(138)	—	(138)
Non-performing loans charged-off	(5,427)	—	(5,427)	(969)	(2,446)	(3,415)
Loans returned to accrual status / loan collections	(10,333)	(1,805)	(12,138)	(18,118)	(1,901)	(20,019)

Ending balance NPLs	$72,992	$11,163	$84,155	$72,227	$8,594	$80,821

Construction loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Dec-23			30-Sep-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$6,578	$—	$6,578	$9,284	$—	$9,284
Less:
Non-performing loans charged-off	—	—	—	(2,537)	—	(2,537)
Loans returned to accrual status / loan collections	(200)	—	(200)	(169)	—	(169)

Ending balance NPLs	$6,378	$—	$6,378	$6,578	$—	$6,578

Mortgage loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Dec-23			30-Sep-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$187,443	$11,980	$199,423	$194,219	$14,577	$208,796
Plus:
New non-performing loans	30,406	4,179	34,585	34,657	4,503	39,160
Advances on existing non-performing loans	—	11	11	—	5	5
Less:
Non-performing loans transferred to OREO	(5,423)	—	(5,423)	(5,519)	—	(5,519)
Non-performing loans charged-off	153	—	153	152	—	152
Loans returned to accrual status / loan collections	(37,473)	(4,979)	(42,452)	(36,066)	(7,105)	(43,171)

Ending balance NPLs	$175,106	$11,191	$186,297	$187,443	$11,980	$199,423

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended			Quarter ended
	31-Dec-23			30-Sep-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$266,248	$20,574	$286,822	$292,219	$26,187	$318,406
Plus:
New non-performing loans	52,415	8,038	60,453	37,393	5,827	43,220
Advances on existing non-performing loans	—	526	526	—	12	12
Less:
Non-performing loans transferred to OREO	(10,907)	—	(10,907)	(5,657)	—	(5,657)
Non-performing loans charged-off	(5,274)	—	(5,274)	(3,354)	(2,446)	(5,800)
Loans returned to accrual status / loan collections	(48,006)	(6,784)	(54,790)	(54,353)	(9,006)	(63,359)

Ending balance NPLs	$254,476	$22,354	$276,830	$266,248	$20,574	$286,822

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	31-Dec-23	30-Sep-23	31-Dec-22
Balance at beginning of period - loans held-in-portfolio	$711,068	$700,200	$703,096
Provision for credit losses (benefit)	75,218	43,514	48,332
Initial allowance for credit losses - PCD Loans	2	9	74

	786,288	743,723	751,502

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	—	—	—
Commercial real estate non-owner occupied	(426)	(168)	(305)
Commercial real estate owner occupied	2,770	166	(462)
Commercial and industrial	1,535	(10,547)	(1,333)
Total Commercial	3,879	(10,549)	(2,100)
Construction	(1)	2,611	—
Leasing	3,677	1,442	2,221
Mortgage	(2,720)	(3,800)	(6,135)
Consumer:
Credit cards	10,811	8,631	5,433
Home equity lines of credit	(64)	(30)	(72)
Personal	20,405	17,303	9,268
Auto	15,582	9,691	10,978
Other Consumer	344	301	253
Total Consumer	47,078	35,896	25,860

Total net charged-off (recovered) BPPR	$51,913	$25,600	$19,846

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(1)	(1)	(1)
Commercial real estate non-owner occupied	128	(66)	8,668
Commercial real estate owner occupied	(22)	1,202	(111)
Commercial and industrial	(159)	899	(162)
Total Commercial	(54)	2,034	8,394
Mortgage	(25)	(62)	(32)
Consumer:
Credit cards	—	—	(3)
Home equity lines of credit	(214)	12	(156)
Personal	5,302	5,032	3,142
Other Consumer	25	39	9
Total Consumer	5,113	5,083	2,992

Total net charged-off (recovered) Popular U.S.	$5,034	$7,055	$11,354

Total loans charged-off (recovered) - Popular, Inc.	$56,947	$32,655	$31,200

Balance at end of period - loans held-in-portfolio	$729,341	$711,068	$720,302

Balance at beginning of period - unfunded commitments	$13,284	$11,593	$7,307
Provision for credit losses (benefit)	3,722	1,691	1,498

Balance at end of period - unfunded commitments [1]	$17,006	$13,284	$8,805

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.66%	0.39%	0.39%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	132.08%	133.25%	154.91%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.86%	0.44%	0.35%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	129.51%	211.00%	223.64%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.19%	0.28%	0.49%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	158.58%	(148.87)%	34.78%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

(In thousands)	Year ended 31-Dec-23	Year ended 31-Dec-22
	Total	Total
Balance at beginning of period - loans held-in-portfolio	$720,302	$695,366
Impact of adopting ASU-2022-02	(45,583)	—
Provision for credit losses (benefit)	201,539	83,307
Initial allowance for credit losses - PCD Loans	89	915

	876,347	779,588

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(1)	—
Commercial real estate non-owner occupied	(299)	(1,520)
Commercial real estate owner occupied	1,100	(6,622)
Commercial and industrial	(10,001)	(2,750)
Total Commercial	(9,201)	(10,892)
Construction	2,610	(811)
Leasing	7,039	3,792
Mortgage	(13,858)	(15,743)
Consumer
Credit Cards	32,231	17,411
Home equity lines of credit	(155)	(278)
Personal	62,394	28,932
Auto	34,968	25,606
Other Consumer	11,636	1,059
Total Consumer	141,074	72,730

Total net charged-off (recovered) BPPR	127,664	49,076

Net loans charge-off (recovered) - Popular U.S.
Commercial
Commercial multi-family	(5)	(21)
Commercial real estate non-owner occupied	(1,856)	8,649
Commercial real estate owner occupied	1,312	(359)
Commercial and industrial	2,005	(876)
Total Commercial	1,456	7,393
Construction	—	(1,132)
Mortgage	(210)	(12)
Consumer
Credit Cards	1	(13)
Home equity lines of credit	(494)	(2,444)
Personal	17,829	6,262
Other Consumer	159	156
Total Consumer	17,495	3,961

Total net charged-off (recovered) Popular U.S.	18,741	10,210

Total loans charged-off - Popular, Inc.	146,405	59,286

Net write- downs [2]	601	—

Balance at end of period - loans held-in-portfolio	$729,341	$720,302

Balance at beginning of period - unfunded commitments	$8,805	$7,897
Provision for credit losses (benefit)	8,201	908

Balance at end of period - unfunded commitments [1]	$17,006	$8,805

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.44%	0.20%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	137.66%	140.52%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.55%	0.23%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	152.61%	141.71%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.19%	0.12%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	35.78%	134.80%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.
[2]	Net write-downs are related to credit cards loans reclassified to held-for-sale during the quarter ended June 30, 2023.

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

31-Dec-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,740	$2,415,620	0.57%
Commercial real estate - non-owner occupied	65,453	5,087,421	1.29%
Commercial real estate - owner occupied	56,864	3,080,635	1.85%
Commercial and industrial	122,356	7,126,121	1.72%

Total commercial	$258,413	$17,709,797	1.46%

Construction	12,686	959,280	1.32%
Mortgage	83,214	7,695,917	1.08%
Leasing	9,708	1,731,809	0.56%
Consumer:
Credit cards	80,487	1,135,747	7.09%
Home equity lines of credit	1,978	65,953	3.00%
Personal	117,790	1,945,247	6.06%
Auto	157,931	3,660,780	4.31%
Other consumer	7,134	160,441	4.45%

Total consumer	$365,320	$6,968,168	5.24%

Total	$729,341	$35,064,971	2.08%

30-Sep-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$15,223	$2,328,433	0.65%
Commercial real estate - non-owner occupied	67,149	5,035,130	1.33%
Commercial real estate - owner occupied	48,109	3,044,905	1.58%
Commercial and industrial	103,585	6,527,082	1.59%

Total commercial	$234,066	$16,935,550	1.38%

Construction	10,971	922,112	1.19%
Mortgage	91,904	7,585,111	1.21%
Leasing	10,198	1,698,114	0.60%
Consumer:
Credit cards	72,550	1,077,428	6.73%
Home equity lines of credit	2,387	67,499	3.54%
Personal	126,116	1,952,168	6.46%
Auto	155,436	3,633,196	4.28%
Other consumer	7,440	158,135	4.70%

Total consumer	$363,929	$6,888,426	5.28%

Total	$711,068	$34,029,313	2.09%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(1,483)	$87,187	(0.08)%
Commercial real estate - non-owner occupied	(1,696)	52,291	(0.04)%
Commercial real estate - owner occupied	8,755	35,730	0.27%
Commercial and industrial	18,771	599,039	0.13%

Total commercial	$24,347	$774,247	0.08%

Construction	1,715	37,168	0.13%
Mortgage	(8,690)	110,806	(0.13)%
Leasing	(490)	33,695	(0.04)%
Consumer:
Credit cards	7,937	58,319	0.36%
Home equity lines of credit	(409)	(1,546)	(0.54)%
Personal	(8,326)	(6,921)	(0.40)%
Auto	2,495	27,584	0.03%
Other consumer	(306)	2,306	(0.25)%

Total consumer	$1,391	$79,742	(0.04)%

Total	$18,273	$1,035,658	(0.01)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

31-Dec-23
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,614	$291,942	1.24%
Commercial real estate - non-owner occupied	53,754	3,005,254	1.79%
Commercial real estate - owner occupied	40,637	1,398,383	2.91%
Commercial and industrial	107,577	4,796,226	2.24%

Total commercial	$205,582	$9,491,805	2.17%

Construction	5,294	169,857	3.12%
Mortgage	72,440	6,391,824	1.13%
Leasing	9,708	1,731,809	0.56%
Consumer:
Credit cards	80,487	1,135,728	7.09%
Home equity lines of credit	103	2,648	3.89%
Personal	101,181	1,776,310	5.70%
Auto	157,931	3,660,780	4.31%
Other consumer	7,132	150,162	4.75%

Total consumer	$346,834	$6,725,628	5.16%

Total	$639,858	$24,510,923	2.61%

30-Sep-23
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,481	$294,814	1.18%
Commercial real estate - non-owner occupied	53,208	2,948,881	1.80%
Commercial real estate - owner occupied	41,493	1,407,553	2.95%
Commercial and industrial	87,579	4,329,818	2.02%

Total commercial	$185,761	$8,981,066	2.07%

Construction	5,457	170,507	3.20%
Mortgage	79,900	6,289,268	1.27%
Leasing	10,198	1,698,114	0.60%
Consumer:
Credit cards	72,550	1,077,411	6.73%
Home equity lines of credit	87	2,474	3.52%
Personal	107,707	1,763,002	6.11%
Auto	155,436	3,633,196	4.28%
Other consumer	7,438	147,532	5.04%

Total consumer	$343,218	$6,623,615	5.18%

Total	$624,534	$23,762,570	2.63%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	133	(2,872)	0.06%
Commercial real estate - non-owner occupied	546	56,373	(0.01)%
Commercial real estate - owner occupied	(856)	(9,170)	(0.04)%
Commercial and industrial	19,998	466,408	0.22%

Total commercial	$19,821	$510,739	0.10%

Construction	(163)	(650)	(0.08)%
Mortgage	(7,460)	102,556	(0.14)%
Leasing	(490)	33,695	(0.04)%
Consumer:
Credit cards	7,937	58,317	0.36%
Home equity lines of credit	16	174	0.37%
Personal	(6,526)	13,308	(0.41)%
Auto	2,495	27,584	0.03%
Other consumer	(306)	2,630	(0.29)%

Total consumer	$3,616	$102,013	(0.02)%

Total	$15,324	$748,353	(0.02)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

31-Dec-23
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$10,126	$2,123,678	0.48%
Commercial real estate - non-owner occupied	11,699	2,082,167	0.56%
Commercial real estate - owner occupied	16,227	1,682,252	0.96%
Commercial and industrial	14,779	2,329,895	0.63%

Total commercial	$52,831	$8,217,992	0.64%

Construction	7,392	789,423	0.94%
Mortgage	10,774	1,304,093	0.83%
Consumer:
Credit cards	—	19	—%
Home equity lines of credit	1,875	63,305	2.96%
Personal	16,609	168,937	9.83%
Other consumer	2	10,279	0.02%

Total consumer	$18,486	$242,540	7.62%

Total	$89,483	$10,554,048	0.85%

30-Sep-23
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$11,742	$2,033,619	0.58%
Commercial real estate - non-owner occupied	13,941	2,086,249	0.67%
Commercial real estate - owner occupied	6,616	1,637,352	0.40%
Commercial and industrial	16,006	2,197,264	0.73%

Total commercial	$48,305	$7,954,484	0.61%

Construction	5,514	751,605	0.73%
Mortgage	12,004	1,295,843	0.93%
Consumer:
Credit cards	—	17	—%
Home equity lines of credit	2,300	65,025	3.54%
Personal	18,409	189,166	9.73%
Other consumer	2	10,603	0.02%

Total consumer	$20,711	$264,811	7.82%

Total	$86,534	$10,266,743	0.84%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(1,616)	$90,059	(0.10)%
Commercial real estate - non-owner occupied	(2,242)	(4,082)	(0.11)%
Commercial real estate - owner occupied	9,611	44,900	0.56%
Commercial and industrial	(1,227)	132,631	(0.10)%

Total commercial	$4,526	$263,508	0.03%

Construction	1,878	37,818	0.21%
Mortgage	(1,230)	8,250	(0.10)%
Consumer:
Credit cards	—	2	—%
Home equity lines of credit	(425)	(1,720)	(0.58)%
Personal	(1,800)	(20,229)	0.10%
Other consumer	—	(324)	—%

Total consumer	$(2,225)	$(22,271)	(0.20)%

Total	$2,949	$287,305	0.01%

Popular, Inc.

Financial Supplement to Fourth Quarter 2023 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Dec-23	30-Sep-23	31-Dec-22
Total stockholders’ equity	$5,146,953	$4,457,608	$4,093,425
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,428)	(804,428)	(827,428)
Less: Other intangibles	(9,764)	(10,559)	(12,944)

Total tangible common equity	$4,310,618	$3,620,478	$3,230,910

Total assets	$70,758,155	$69,736,936	$67,637,917
Less: Goodwill	(804,428)	(804,428)	(827,428)
Less: Other intangibles	(9,764)	(10,559)	(12,944)

Total tangible assets	$69,943,963	$68,921,949	$66,797,545

Tangible common equity to tangible assets	6.16%	5.25%	4.84%
Common shares outstanding at end of period	72,153,621	72,127,595	71,853,720
Tangible book value per common share	$59.74	$50.20	$44.97

	Quarterly average
Total stockholders’ equity [1]	$6,755,948	$6,636,364	$6,161,634
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,427)	(827,177)	(827,427)
Less: Other intangibles	(10,286)	(11,083)	(13,440)

Total tangible equity	$5,919,092	$5,775,961	$5,298,624
Return on average tangible common equity	6.32%	9.36%	19.23%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

	Year-to-date average
Total stockholders’ equity [1]	$6,600,603	$6,009,225
Less: Preferred Stock	(22,143)	(22,143)
Less: Goodwill	(821,567)	(757,133)
Less: Other intangibles	(11,473)	(17,113)

Total tangible equity	$5,745,420	$5,212,836
Return on average tangible common equity	9.40%	21.13%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com